EXHIBIT 10.32

                             SHAREHOLDERS AGREEMENT

                                  BY AND AMONG

                         HEICO AEROSPACE HOLDINGS CORP.

                                       AND

                           HEICO AEROSPACE CORPORATION

                                       AND

                             ALL OF THE SHAREHOLDERS

                                       OF

                         HEICO AEROSPACE HOLDINGS CORP.


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1   DEFINITIONS........................................................1

ARTICLE 2   REPRESENTATIONS AND WARRANTIES.....................................3

      2.1   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.....................3
      2.2   REPRESENTATIONS AND WARRANTIES OF NEWCO AND THE COMPANY............4

ARTICLE 3   BOARDS OF DIRECTORS AND COMMITTEES.................................4

      3.1   NEWCO BOARD........................................................4
      3.2   VISITATION RIGHTS OF LHT...........................................5
            3.2.1 DESIGNATED REPRESENTATIVE AND ALTERNATE......................5
            3.2.2 NOTICE TO DESIGNATED REPRESENTATIVE OR ALTERNATE.............6
            3.2.3 CONFIDENTIAL INFORMATION.....................................6
      3.3   APPLICATION TO OTHER RIGHTS........................................6

ARTICLE 4   STRATEGIC COMMITTEE................................................7

      4.1   COMPOSITION OF STRATEGIC COMMITTEE.................................7
      4.2   PURPOSE OF STRATEGIC COMMITTEE.....................................7

ARTICLE 5   AEROSPACE AND AVIATION INDUSTRY INVESTMENTS .......................8

      5.1   FUTURE INVESTMENTS.................................................8

            5.1.1 RIGHT OF PARTICIPATION AND VETO POWER OF LHT.................8
            5.1.2 RIGHT TO PARTICIPATE WITH PARENT.............................8
            5.1.3 PROCEDURE RELATING TO SECTION 5.1.2..........................8
            5.1.4 MUTUAL BUSINESS INTERESTS....................................9
      5.2   LHT'S RIGHT TO PARTICIPATE IN DEBT FINANCING
             FOR NORTHWINGS ACQUISITION........................................9

ARTICLE 6   LIAISON OFFICER AND EXCHANGE OF EXPERTS ..........................10

      6.1   LIAISON OFFICER...................................................10
      6.2   EXCHANGE OF EXPERTS...............................................10

ARTICLE 7   PREEMPTIVE RIGHTS.................................................10

      7.1   PREEMPTIVE RIGHTS.................................................10
      7.2   PROCEDURE.........................................................11

                                       i


ARTICLE 8   RESTRICTIONS ON AND RIGHTS OF LHT
             WITH RESPECT TO PARENT...........................................11

      8.1   RESTRICTION ON ACQUIRING SECURITIES OF PARENT.....................11
      8.2   RIGHTS OF LHT WITH RESPECT TO SALE OF OR TENDER OFFER FOR PARENT..12

ARTICLE 9   RIGHTS OF FIRST REFUSAL...........................................12

      9.1   PARENT'S RIGHT OF FIRST REFUSAL...................................12
      9.2   LHT'S RIGHT OF FIRST REFUSAL......................................13

ARTICLE 10  RIGHTS OF LHT AND TRANSFEREE IN EVENT
             OF PARTIAL TRANSFER BY LHT.......................................13

ARTICLE 11  BUY AND SELL OF NEWCO SHARES......................................14

      11.1  RESTRICTION ON TRANSFER DURING HOLDING PERIOD.....................14
      11.2  CHANGE IN CONTROL OF LHT..........................................14
      11.3  RESTRICTION ON SALE BY LHT TO COMPETITOR .........................14

ARTICLE 12  CERTAIN COVENANTS.................................................15

      12.1  REVIEW OF DRAFT TAX RETURNS.......................................15
      12.2  LHT'S RIGHTS IN CONNECTION WITH TAX CONTROVERSIES.................15

ARTICLE 13  CERTAIN GUIDELINES................................................16

      13.1  DIVIDENDS.........................................................16
      13.2  DEBT TO EQUITY RATIO..............................................16

ARTICLE 14  ALLOCATION OF OVERHEAD............................................16

ARTICLE 15  APPROVAL OF CERTAIN TRANSACTIONS..................................17

      15.1  APPROVAL OF LHT DIRECTORS.........................................17
      15.2  GOOD FAITH CONSULTATION REQUIREMENT...............................17

ARTICLE 16  LEGEND............................................................18

ARTICLE 17  TRANSFERS.........................................................19

      17.1  TRANSFERS.........................................................19
      17.2  TRANSFERS IN VIOLATION OF THIS AGREEMENT..........................19

ARTICLE 18  ENCUMBRANCE OF NEWCO'S ASSETS BY PARENT...........................19

                                       ii


ARTICLE 19  MISCELLANEOUS.....................................................19

      19.1  AFTER-ACQUIRED SHARES.............................................19
      19.2  AMENDMENT AND WAIVER..............................................20
      19.3  SEVERABILITY......................................................20
      19.4  ENTIRE AGREEMENT..................................................20
      19.5  SUCCESSORS AND ASSIGNS............................................20
      19.6  COUNTERPARTS......................................................20
      19.7  CURE PERIOD.......................................................20
      19.8  FURTHER ASSURANCES................................................21
      19.9  ATTORNEYS' FEES...................................................21
     19.10  NOTICES...........................................................21
     19.11  GOVERNING LAW.....................................................22
     19.12  JURISDICTION; SERVICE OF PROCESS..................................22
     19.13  DESCRIPTIVE HEADINGS..............................................22
     19.14  CONSTRUCTION......................................................22
     19.15  FAILURE OF NEWCO TO RECEIVE PAYMENT UNDER THE
             RESEARCH AND DEVELOPMENT COOPERATION AGREEMENT.....................


SCHEDULE 2.1

                             SHAREHOLDERS AGREEMENT

      THIS SHAREHOLDERS AGREEMENT (this "Agreement") dated as of October 30, 1997 by and among HEICO Aerospace Holdings Corp., a Florida corporation ("Newco"), HEICO Aerospace Corporation, a Florida corporation ("Company") which is a wholly owned subsidiary of Newco, HEICO Corporation, a Florida corporation ("Parent"), Lufthansa Technik AG, a corporation organized under the laws of the Federal Republic of Germany ("LHT") and the parties which may execute and join in this Agreement in the future. Parent, LHT, and any party which may execute and join in this Agreement in the future are collectively referred to as the "Shareholders" and individually as a "Shareholder."

                                  INTRODUCTION

      Simultaneously with the execution and delivery of this Agreement, LHT is purchasing 200 shares (the "Acquired Shares") of Newco's common stock, par value $.0l per share (the "Common Stock") representing twenty percent (20%) of the voting securities of Newco, pursuant to a Stock Purchase Agreement of even date herewith, by and among Parent, LHT, and Newco (the "Purchase Agreement");

      Newco, Company and the Shareholders desire to enter into this Agreement for the purposes contained in this Agreement, including (i) establishing the composition of Newco's Board of Directors (the "Newco Board") and committees thereof, (ii) agreeing upon certain matters with respect to future investments in the Aerospace and Aviation Industry, (iii) agreeing upon certain matters with respect to the operation of Newco under certain circumstances, and (iv) agreeing upon certain preemptive and special rights and rights of first refusal with respect to the Common Stock of Newco.

      The execution and delivery of this Agreement by Newco and the existing shareholders of Newco is a condition to LHT's purchase, and the sale by Newco, of the Acquired Shares pursuant to the Purchase Agreement.

      In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            As used in this Agreement, the following terms have the following meanings:

            "AEROSPACE AND AVIATION INDUSTRY" means all businesses and industries producing, manufacturing, procuring, supplying, servicing or using aircraft or spacecraft or equipment used to service such aircraft or spacecraft, or parts thereof, other than ground support equipment used in the Aerospace and Aviation Industry.

            "AFFILIATE" An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, but in no case shall a Person owning less than twenty five percent (25%) of the equity of LHT or Parent be deemed to be an "Affiliate" of, or a person "Affiliated" with either LHT or Parent, respectively.

            "ACQUIRED SHARES" has the meaning set forth in the recitals.

            "CLOSING" means the closing date of the Purchase Agreement.

            "COMMON STOCK" has the meaning set forth in the recitals.

            "COMPANY" has the meaning set forth in the preamble.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute, rules and regulations.

            "INVESTMENT" means any expenditure or contribution of assets to acquire or form a business or to acquire a substantial portion of the assets of a business in order to produce revenue, including but not limited to the acquisition of an equity interest in any newly formed joint venture or subsidiary.

            "LHT" has the meaning set forth in the preamble.

            "NEWCO" has the meaning set forth in the preamble.

            "NEWCO BOARD" has the meaning set forth in the recitals.

            "PARENT" has the meaning set forth in the preamble.

            "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.

            "PURCHASE AGREEMENT" has the meaning set forth in the recitals.

            "RESEARCH AND DEVELOPMENT COOPERATION AGREEMENT" means that certain research and development cooperation agreement entered into by Newco and LHT of even date hereto.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SHARES" means (i) any Common Stock purchased or otherwise acquired by any Shareholder, (ii) any Common Stock issued or issuable with respect to the securities referred to in (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other security issued by Newco having voting rights which is controlled by any Shareholder.

            "SHAREHOLDER" and "SHAREHOLDERS" have the meanings set forth in the preamble.

            "TAX" (and, with correlative meaning, "Taxes" and "Taxable") means any net income, alternative, federal environmental taxes, or any other tax for which a Hypothetical Separate Tax Liability (as such term is defined in the Tax Allocation and Sharing Agreement) is computed together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (hereinafter a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

            "TAXING AUTHORITY" shall have the meaning ascribed to such term within the definition of the term "Tax," above.

            "TAX RETURNS" shall mean all income (estimated income) excise, sales, unemployment, employer and employee withholding, social security, occupation, franchise, customs and other Tax returns or Tax reports with respect to Taxes required by Federal, State, foreign or local law or regulation.

            "TAX SHARING AND ALLOCATION AGREEMENT" means the Tax Allocation and Sharing Agreement effected as of even date herewith between Parent and Newco.

            "TRANSFER" means any sale, assignment, conveyance, donation, bequeath, pledge, hypothecation, transfer or other disposition (whether voluntary, involuntary or by operation of law or by merger), or any agreement to transfer.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

      2.1   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.

      Each Shareholder represents and warrants to each other that (i) such Shareholder is the record owner of the number of Shares set forth opposite its name on SCHEDULE 2.1 attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (iii) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement with respect to the shares of Newco or its subsidiaries which is inconsistent with, conflicts with or violates any provision of this Agreement, or which is violated by this Agreement, and expressly agrees not to grant any proxy or become party to any voting trust or other agreement with respect to the shares of Newco or its subsidiaries which is inconsistent with, conflicts with or violates any provision of this Agreement.

      2.2 REPRESENTATIONS AND WARRANTIES OF NEWCO AND THE COMPANY.

      Newco and the Company each represent and warrant to each Shareholder that
(i) each is a corporation duly organized, validly existing and in good standing under the laws of Florida and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, and (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and binding obligation of it enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                    ARTICLE 3

                       BOARDS OF DIRECTORS AND COMMITTEES

      3.1 NEWCO BOARD.

      From and after the Closing, and as long as LHT shall own at least ten percent (10%) of the issued and outstanding Shares of Newco, each Shareholder shall vote all of its Shares and the Shares over which such Shareholder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a shareholder, director, member of a board committee or officer of Newco or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and Newco shall take all necessary corporate action within its control (including, without limitation, calling special board of directors and shareholder meetings), so that:

      (i) no less than (a) two directors, if the Newco Board consists of up to eight directors, (b) three directors, if the Newco Board consists of nine or ten directors, or (c) twenty percent (20%) of the directors, rounded up to the next whole number, if the Newco Board consists of more than ten directors, shall be representatives designated by LHT, provided however, such designated representatives must be reasonably acceptable to the other directors of the Newco Board (it being agreed that any LHT officer who also serves as a member of upper management of LHT shall be acceptable to such directors) (such designated representatives shall be referred to herein individually as a "LHT Director" and, collectively, as the "LHT Directors"), and each LHT Director shall serve until his or her successor is elected and qualified;

      (ii) the initial Newco Board shall consist of eight directors, two of which shall be LHT Directors;

      (iii) the removal, without cause, of any LHT Director from the Newco Board shall be effected only upon the written request of LHT and under no other circumstances;

      (iv) in the event that any LHT Director ceases to serve as a member of the Newco Board during his or her term of office, the resulting vacancy on the Newco Board shall be filled within thirty (30) days of such vacancy by another representative designated by LHT, as provided hereunder;

      (v) the removal, without cause, of any director designated by Parent, or Parent's designee, from the Newco Board shall be effected only upon the written request of Parent, or Parent's designee, and under no other circumstances; and

      (vi) in the event that any director designated by Parent, or Parent's designee, ceases to serve as a member of the Newco Board during his or her term of office, the resulting vacancy on the Newco Board shall be filled within thirty (30) days of such vacancy by a director designated by Parent or Parent's designee. The right to increase or decrease the size of the Board of Directors shall remain with Parent.

      3.2   VISITATION RIGHTS OF LHT.

            3.2.1. DESIGNATED REPRESENTATIVE AND ALTERNATE.

            From and after the Closing and as long as LHT shall own at least ten percent (10%) of the issued and outstanding Shares of Newco, LHT shall have the right to designate one person (the "Designated Representative") to attend each and every meeting of the boards of directors of Parent and the Company (the "HEICO Boards"), and each and every meeting of any committee of such HEICO Boards (the "HEICO Committees") either in person or by telephone (the "Visitation Rights"). LHT acknowledges that the HEICO Boards and the HEICO Committees may discuss matters regarding LHT and Newco, in which case such HEICO Boards and HEICO Committees may request the Designated Representative or the Alternate to not participate in such portion of the meetings, provided however, that the HEICO Boards and the HEICO Committees conduct themselves in accordance with applicable corporate law. In the event the Designated Representative is unable to participate in any of the meetings of the HEICO Boards or the HEICO Committees, an alternate (the "Alternate") shall be entitled to the Visitation Rights, provided however, that the Alternate shall serve as a member of upper management of LHT.

            3.2.2. NOTICE TO DESIGNATED REPRESENTATIVE OR ALTERNATE.

            Parent and Company shall provide LHT's Designated Representative or Alternate with at least the same notice of meetings given to members of the HEICO Boards and the HEICO

 Committees.

            3.2.3. CONFIDENTIAL INFORMATION.

            LHT's Designated Representative or Alternate shall have the right to access information presented in advance of, at, or following such meetings, and to participate in the meetings, each to the same extent as other members of HEICO Boards or HEICO Committees; provided however, LHT's Designated Representative's or Alternate's access and participation shall be subject to applicable United States law as to military and security issues and the right to withhold information if a potential conflict of interest exists with LHT or Newco provided the HEICO Boards and HEICO Committees conduct themselves in accordance with applicable corporate law. LHT's Designated Representative or Alternate shall have no voting rights at such meetings.

            LHT agrees to use the same means it uses to protect its own confidential or proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of (i) written information received by LHT's Designated Representative or Alternate from Parent or Company, and (ii) oral or visual information identified as confidential at the time of disclosure. The term "Confidential Information" shall mean (i) and (ii) in the preceding sentence. Confidential Information will not include information which belongs to LHT or is (i) already known by LHT without an obligation of confidentiality other than under this Agreement, (ii) publicly known or becomes publicly known through no unauthorized act of LHT,
(iii) rightfully received from a third party, (iv) independently developed by LHT without use of Parent's or Company's confidential information, (v) disclosed without similar restrictions to a third party by Parent and/or Company, (vi) approved by Parent and/or Company for disclosure or (vii) required to be disclosed pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof, or any governmental or political subdivision thereof, so long as LHT provides Parent and/or Company, as may be applicable, with prior reasonable notice of such requirement.

            This provision shall survive the termination of this Agreement for three (3) years.

            LHT's Designated Representative or Alternate may disclose such confidential and proprietary information of the Board of Directors of Parent or Company only to members of upper management of LHT in connection with LHT's interests in Newco and its subsidiaries.

      3.3   APPLICATION TO OTHER RIGHTS.

      In the event LHT exercises any right granted under this Agreement to acquire its pro rata share of stock or other equity interest in any subsidiary or other Affiliate of Parent that is or will be involved in the Aerospace and Aviation Industry, including without limitation pursuant to Article 5 hereof, LHT shall have the same right and in the same proportion (subject to owning at least its Pro Rata Interest as hereinafter defined) to elect directors or their equivalent to the boards of directors or equivalent governing body of each such subsidiary or other Affiliate as set forth above in Article 3.1, and to have either LHT's Designated Representative or Alternate attend the meetings of each such subsidiary or other Affiliate of Parent as set forth in Article 3.2.1 above, and have access to information presented in connection with such meetings, as set forth in Article 3.2.3 above. Any information provided pursuant to this Section shall be subject to the same confidentiality requirements as are set forth in Section 3.2.3.

                                    ARTICLE 4

                               STRATEGIC COMMITTEE

      4.1   COMPOSITION OF THE STRATEGIC COMMITTEE.

      Not later than November 15, 1997, Newco shall create a committee of the Newco Board (the "Strategic Committee") which shall consist of five (5) members. The Shareholders shall have the right to designate the members of the Strategic Committee, subject to the terms set out below, in proportion to their respective ownership of Shares, except that LHT shall have the right at all times while it owns at least ten percent (10%) of the issued and outstanding Shares of Newco, to designate at least one member of the Strategic Committee. The initial members of the Strategic Committee shall be: (i) the President of Newco, (ii) the Chairman of the Board of Parent, (iii) one other member from the Newco Board designated by Parent, (iv) one other member from Parent's Board of Directors designated by Parent in Parent's sole and absolute discretion, and (v) LHT's designee, it being agreed that such designee shall serve as a member of upper management of LHT.

      4.2   PURPOSE OF STRATEGIC COMMITTEE.

      The purpose of the Strategic Committee shall be to consider, make recommendations and provide for the implementation of strategic planning in the Aerospace and Aviation Industry, including future investments, changes in the scope of Newco's and the Company's business, and governmental, regulatory and political issues involving the Aerospace and Aviation Industry. The Strategic Committee shall be the only body performing the aforesaid functions for Newco and its subsidiaries, recognizing that with respect to Parent, it shall be an advisory body to the Board of Directors of Parent. In addition, the Strategic Committee shall be the only body performing the aforesaid functions for any new subsidiary or other entity of Parent which directly or indirectly owns any stock or other interest in Newco or the Company.

                                    ARTICLE 5

                   AEROSPACE AND AVIATION INDUSTRY INVESTMENTS

      5.1   FUTURE INVESTMENTS.

            5.1.1. RIGHT OF PARTICIPATION.

            With respect to any future Investments in the Aerospace and Aviation Industry, such Investments shall be made in Newco if (i) Newco has the reasonable financial capability to undertake such Investment and (ii) LHT approves the making of such Investment within 45 days of receiving a request to approve such Investment. If LHT fails to approve such Investment within such period, Parent will have the right to pursue such Investment without LHT having any further involvement in such Investment.

            5.1.2. RIGHT TO PARTICIPATE WITH PARENT.

            In the event that Newco is not financially capable of undertaking an Investment in the Aerospace and Aviation Industry and if Parent or Affiliates of Parent wish to proceed with such Investment, LHT shall have the right to participate in such Investment on similar terms as offered to Parent, or Affiliates of Parent in an amount equal to the same percentage of Shares then owned by LHT in Newco (the "Pro Rata Interest").

            In the event that Newco is financially capable but LHT and Newco mutually agree to seek participation of a third party in such an Investment, LHT shall have the right to participate in such Investment on similar terms as offered to Parent or Affiliates of Parent in an amount equal to the Pro Rata Interest.

            5.1.3. PROCEDURE RELATING TO SECTION 5.1.2.

            LHT shall confirm its desire to participate with Parent or Affiliates of Parent within ninety (90) days of notice of a proposed Investment in the Aerospace and Aviation Industry, or if such Investment is proposed to be consummated within a shorter period than ninety (90) days, then at least forty-five (45) days prior to the proposed date of consummation of the Investment. Parent or any Affiliates of Parent shall have the right to proceed with any proposed Investment prior to receiving LHT's decision as long as LHT shall have received notice at least thirty (30) days prior to the consummation of such Investment. In the event Parent or any Affiliates of Parent decides to proceed with such Investment prior to receiving LHT's decision and LHT later decides (but within the above referenced 90 or 45 day periods) to participate, LHT agrees (i), in the event the party making the Investment uses outside financing, to pay interest to Parent, or to such other Affiliate of Parent as is appropriate under the circumstances, at the prime rate of Parent's principal lender for the period beginning on the date of the Investment and ending on the date in which LHT makes its decision and Investment or (ii), in the event the party making the Investment finances the Investment itself, to pay the actual carrying interest for the period beginning on the date of the Investment and ending on the date in which LHT makes its decision and Investment. If LHT elects not to participate in the Investment in the Aerospace and Aviation Industry or does not provide its notice of election within the time periods provided, the Investment by Parent or any of its Affiliates, may proceed without LHT outside the corporate chain of Newco and its subsidiaries, or may be offered to a third party on terms no more favorable than offered to LHT.

            5.1.4. MUTUAL BUSINESS INTERESTS

            The parties to this Agreement are aware of their mutual business interests and mutual benefits in relation to their common ownership in Newco. The parties are also aware that each has or may have additional business interests which might interfere with the mutual business interests of the parties in relation to their ownership in Newco or which might interfere with additional business interests of the other parties to this Agreement. It is the mutual intention of the parties to avoid such interferences and to jointly seek amicable solutions in situations where such interferences may arise.

      LHT and Newco will try to include each other as a participant in any investment in an entity which engages in designing, procuring, manufacturing or selling PMA aircraft engine parts; provided, however, that such inclusion is in accordance with the rights and business intentions of such parties under this Shareholders Agreement and the Research and Development Cooperation Agreement.

      With respect to future aircraft engine PMA parts which are not produced in accordance with Article 2.3 of the Research and Development Cooperation Agreement, LHT and Newco shall discuss the possibilities to have such future aircraft engine PMA parts developed, procured and/or manufactured by Newco. If either party comes to the conclusion, in its sole discretion, that the development, procurement and/or manufacturing of such parts by Newco would not be in accordance with its needs and requirements, such party shall be free to pursue such other alternative as it deems appropriate in its sole discretion. Neither LHT nor Newco shall be restricted in any way from purchasing PMA aircraft parts from any other source at the lowest price in the market if delivery and quality are comparable to Newco's parts.

      The provisions of Section 5.1.4 are intended only as an expression of the parties' present intentions and are not intended as legal obligations or legally binding commitment on any party to this Agreement.

      5.2    LHT'S RIGHT TO PARTICIPATE IN DEBT FINANCING FOR NORTHWINGS
ACQUISITION.

      LHT shall have the right to participate in up to twenty percent (20%) of the debt financing provided by Parent to Newco in connection with Newco's recent acquisition of Northwings Accessories Corp., a Florida corporation ("Northwings") on terms acceptable to LHT and no less favorable than those agreed to by Parent or its Affiliates. The amount to be financed shall be reduced by earnings of Northwings from the date of acquisition. The interest rate for any debt financing provided by the Shareholders of Newco shall be the same for each Shareholder. In the event LHT does not elect to contribute any amount up to twenty percent (20%) of any shareholder loan financing in connection with the acquisition of Northwings, Parent shall have the right to finance the acquisition with any other party or to maintain the financing itself.

                                    ARTICLE 6

                     LIAISON OFFICER AND EXCHANGE OF EXPERTS

      6.1   LIAISON OFFICER.

      From and after Closing, LHT may provide a liaison officer to Newco on a part time basis, designated and paid by LHT, who may coordinate sales, marketing, engineering and business support relating to aircraft engine parts with Newco. Moreover, Newco or its subsidiaries may provide a liaison officer to LHT on a part time basis, designated and paid by Newco, who may coordinate sales, marketing, engineering and business support relating to aircraft engine parts with LHT.

      6.2   EXCHANGE OF EXPERTS.

      The Company and LHT may develop an exchange program whereby personnel from each having expertise in engineering and aircraft engines may be exchanged on a part-time basis on mutually agreeable schedules, with the costs of each such exchange to be borne by the party employing such personnel and making the exchange. Each party participating in the exchange agrees to make reasonable office space, furnishings and telephone and telecopy facilities available to personnel exchanged by the other party during the term of the exchange. In addition, the Company and LHT hereby agree to be bound by the same confidentiality obligations agreed to by LHT in Article 3.2.3 hereof with respect to any confidential information exchanged between the parties under this
Article 6.2.

                                    ARTICLE 7

                                PREEMPTIVE RIGHTS

      7.1   PREEMPTIVE RIGHTS.

      On and after the Closing, and so long as LHT owns at least ten percent (10%) of the issued and outstanding shares of Newco, the Articles of Incorporation of Newco shall provide for preemptive rights such that if Newco authorizes the issuance or sale of additional Newco securities (other than as a dividend on the outstanding Common Stock), Newco shall first offer to sell LHT a percentage of such additional securities equal to LHT's proportionate interest in Newco at the then most favorable price and other terms offered to any other Person in connection with such offering. The Articles of Incorporation or their equivalent of any subsidiary or Affiliate of Parent involved in the Aerospace and Aviation Industry in which LHT acquires stock or other equity interest shall provide for the preemptive rights as set forth in this Article in form and substance acceptable to LHT and effective upon acquisition by LHT of the stock or other equity interest therein.

      7.2   PROCEDURE.

      LHT shall exercise its preemptive right by delivering a written notice to Newco setting forth the number or amount of securities to be purchased by LHT within ninety (90) days, or such shorter period of time if the Newco Board determines in good faith that there exists a bona fide business emergency for such shorter period of time which in no event shall be less than forty five (45) days, of receipt of Newco's written notice describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and LHT's percentage allotment. During such ninety (90) day period, LHT may elect to either purchase all or any portion of the securities offered by Newco under this Article. LHT agrees to use its reasonable best efforts to secure an exercise decision in a shorter period of time in such an emergency. Notwithstanding, in the event LHT takes longer than forty-five (45) days to exercise its preemptive right, LHT agrees to pay interest to Parent, or such other Affiliate of Parent as is appropriate under the circumstances, at the prime rate of Parent's principal lender on the purchase price of the additional Shares offered to LHT for the period beginning forty-five (45) days after notice and ending on the date in which LHT makes its exercise decision. Upon expiration of the offering period, Newco may within ninety (90) days sell the additional securities which LHT has not elected to purchase, on terms no more favorable than offered to LHT, to any third party including Parent or any Affiliate thereof. Any stock or securities offered or sold by Newco after such ninety (90) day period must be re-offered to LHT pursuant to the terms of this Article.

                                    ARTICLE 8

            RESTRICTIONS ON AND RIGHTS OF LHT WITH RESPECT TO PARENT

      8.1   RESTRICTION ON ACQUIRING SECURITIES OF PARENT.

      Except in the event of a bona fide tender offer for Parent by any Person not Affiliated with LHT, LHT shall not, directly or indirectly, acquire, enter into an agreement to acquire, or participate in any way in connection with the solicitation of proxies or consents for, the voting securities of Parent, or aid or encourage any other Person from so doing. The exclusive remedy of Parent under this Article 8.1 will be to seek injunctive relief in a court of competent jurisdiction in the United States to stop LHT from acquiring any of the voting securities of Parent, provided that any voting securities acquired in violation of this Section 8.1 shall not be voted by LHT or by anyone holding LHT's proxy.

      8.2   RIGHTS OF LHT WITH RESPECT TO SALE OF OR TENDER OFFER FOR PARENT.

      In the event that the Board of Directors of Parent wishes to sell over fifty percent (50%) of the voting securities or assets (other than in the ordinary course of business) of Parent or if someone commences a tender offer to acquire, or acquires, sufficient shares of the common stock of Parent to trigger its existing shareholders rights plan, then, to the extent the Board of Directors of Parent desires to proceed with a sale of Parent , LHT shall have the right, on the same basis as any other bidder, to participate in the bidding for whatever shares or assets Parent wishes to ultimately sell to a potential bidder. Parent agrees not to consummate any such sale until at least thirty (30) days have expired from the time that Parent has communicated to LHT (or LHT senior management has become aware) of the commencement of such a sale or a hostile offer for Parent. During this period, and subject to LHT agreeing to a confidentiality agreement in substantially the same form as that required of other bidders in any such sale or hostile takeover attempt, Parent will give LHT the same access to confidential information that it gives to other potential bidders. The Board of Directors of Parent shall retain the right to select the bidder based on the exercise of its fiduciary duties. The rights of LHT under this Article 8.2 shall not be applicable to a merger (other than a merger in which cash consideration is in excess of fifty percent (50%) of the total consideration received in the merger) in which fifty percent (50%) or more of the directors of Parent continue in office immediately after the merger. The exclusive remedy of LHT under this Article 8.2 will be to seek injunctive relief in a court of competent jurisdiction in the United States to permit it to bid for the shares or assets of Parent on the same basis as any other bidder as provided in this Article. The rights of LHT pursuant to this Section 8.2 are subject to the fiduciary duties of the directors of Parent and the rights of the shareholders of Parent.

                                    ARTICLE 9

                             RIGHTS OF FIRST REFUSAL

      9.1   PARENT'S RIGHT OF FIRST REFUSAL.

      If LHT desires to transfer, directly or indirectly, all or any portion of the Acquired Shares or other equity interests acquired in other entities pursuant to the provisions of this Agreement ("Equity Interests") to a bona fide third party purchaser, (excluding any wholly owned subsidiaries of LHT, and shall not be a direct or indirect competitor of Parent, Newco or the Company), LHT must provide Parent with a first right of refusal, and give notice to Parent and Newco of the proposed transfer including (i) the name of the proposed transferee(s), (ii) the number of shares or other Equity Interests desired to be transferred (the "Offered Shares"), (iii) the price per share or other Equity Interest and other material terms of the offer, and (iv) an offer to sell the Shares to Parent on the same terms. Any such transfer by LHT shall include all other interests that LHT has acquired pursuant to the rights granted under this Agreement if the transfer is of ten percent (10%) or more of the Acquired Shares. Parent shall have an irrevocable right to purchase all or a portion of the Offered Shares upon the terms of LHT's notice, and shall be required to provide notice of its intent to purchase the Offered Shares within ninety (90) days after delivery of LHT's notice (the "Initial Period"). If Parent elects to purchase all or any portion of the Offered Shares, it must pay the purchase price within the ninety (90) day period following the Initial Period upon delivery of the share certificates representing the Offered Shares, properly endorsed for transfer. If fewer than all of the Offered Shares are elected to be purchased by Parent, LHT may then transfer, subject to compliance with all applicable state and federal securities laws, the remaining Offered Shares to a third party at any time within the ninety (90) days after the Initial Period on terms no more favorable than in LHT's notice. The rights of Parent under this right of first refusal shall be exercisable by any direct or indirect Affiliate of Parent.

      9.2   LHT'S RIGHT OF FIRST REFUSAL.

      If Parent desires to transfer, directly or indirectly, all or any portion of its Shares in Newco, any other Equity Interests, or of any Newco subsidiary or substantially all of Newco's assets or substantially all of the assets of any of Newco's subsidiaries or any of the Equity Interests to a bona fide third party, (excluding any wholly owned subsidiaries of Parent), Parent must give notice to LHT and to Newco of the proposed transfer including (i) the name of the proposed transferee(s), (ii) the number of Shares for other Equity Interests or assets desired to be transferred (collectively, the "Offered Shares or Assets," or individually the "Offered Shares" and the "Offered Assets"), (iii) the price per Share, other Equity Interest or for the Assets and other material terms of the offer, and (iv) an offer to sell the Offered Shares or Assets to LHT on the same terms. LHT shall have an irrevocable right to purchase all or a portion of the Offered Shares or Assets upon the terms of Parent's notice, and shall be required to provide notice of its intent to purchase the Offered Shares or Assets of Newco or Newco's subsidiaries within ninety (90) days after delivery of Parent's notice (the "Initial Period"). If LHT elects to purchase all or any portion of the Offered Shares or Assets, it must pay the purchase price upon delivery of the share certificates representing the Offered Shares, properly endorsed for transfer, or the Offered Assets within the Initial Period. If fewer than all of the Offered Shares or Assets are elected to be purchased by LHT, Parent may then transfer, subject to compliance with all applicable state and federal securities laws, the remaining Offered Shares or Assets to a third party at any time within the ninety (90) days after the Initial Period on terms no more favorable than in Parent's notice.

                                   ARTICLE 10

                    RIGHTS OF LHT AND TRANSFEREE IN EVENT OF
                        PARTIAL TRANSFER OF SHARES BY LHT

      In the event LHT transfers Acquired Shares pursuant to any Article of this Agreement, LHT's transferee shall not retain any of LHT's rights granted under Articles 3, 4, 5, 6, 7, 8, 9.2, 12, 13 and 15 of this Agreement but will remain subject to all its obligations under this Agreement, including its obligations under such Articles, provided however, if LHT maintains ownership of at least ten percent (10%) of the issued and outstanding Shares of Newco, LHT may retain or grant to any transferee, together with the respective Shares transferred, the right to appoint one of its LHT Directors to the Newco Board. Notwithstanding the foregoing, Parent reserves the right to approve or reject any individual candidate designated by LHT's transferee based on the candidate's fitness and/or personality. If LHT owns less than ten percent (10%) of the Shares of Newco, LHT shall lose its rights under the following sections of this Agreement: Articles 3, 4, 5, 6, 7, 8, 9.2, 12, 13 and 15 but will remain subject to all its obligations under this Agreement, including its obligations under such Articles.

                                   ARTICLE 11

                          BUY AND SELL OF NEWCO SHARES

      11.1  RESTRICTION ON TRANSFER DURING HOLDING PERIOD.

      Unless it occurs indirectly as a result of the acquisition or merger of LHT or Parent, during the first three (3) years of this Agreement, neither LHT nor Parent shall transfer all or any portion of their Shares of Newco.

      11.2  CHANGE IN CONTROL OF LHT.

      In the event of a change in control of LHT, Parent shall have the right to purchase and LHT shall be obligated to sell all of LHT's Shares in Newco to Parent upon mutually agreeable terms. In the event LHT and Parent cannot mutually agree to a purchase price within the forty-five (45) day period subsequent to LHT's notice to Parent of such change in control, the price of LHT's Newco Shares shall be determined by a mutually agreeable independent investment banking firm or independent accounting firm having experience in the Aerospace and Aviation Industry. If the parties cannot agree upon an independent investment banking firm or accounting firm within thirty (30) days from the expiration of the prior forty five (45) day period, the parties shall request the American Arbitration Association to select an independent investment banking or accounting firm. For purposes of this Article, a change in control of LHT shall mean (i) the acquisition by any person of beneficial ownership of more than fifty percent (50%) of either the then outstanding shares of common stock of LHT or the combined voting power of LHT's then outstanding voting securities or (ii) LHT is not Affiliated with an entity operating a major international airline having at least 150 major commercial aircraft.

      11.3  RESTRICTION ON SALE BY LHT TO COMPETITOR.

      Notwithstanding any provision contained in this Agreement, LHT shall not authorize the transfer of any of its Newco Shares to any third party who is, or, to LHT's knowledge, intends to become, a direct or indirect competitor of Newco, the Company or Parent or any of their Affiliates without the prior consent of Parent.

                                   ARTICLE 12

                                CERTAIN COVENANTS

      12.1 REVIEW OF INCOME TAX RETURNS AND COMPUTATION OF HYPOTHETICAL SEPARATE TAX LIABILITY OF SUB.

      Parent shall provide any and all Income Tax Returns of Parent to LHT after such Tax Return has been filed. Parent may redact such information that is not applicable to Newco.

      Parent shall compute the Hypothetical Separate Tax Liability of Sub (as that term is defined in the Tax Sharing and Allocation Agreement) in a manner Parent believes to be in the best interests of Newco. LHT shall have the right at its expense to review all work papers, procedures and any other relevant information used to prepare such Income Tax Returns as is necessary to determine the Hypothetical Separate Tax Liability of Sub. If LHT, after delivery of the Income Tax Return, notifies Parent in writing that LHT requests additional information reasonably relating to the determination of the Hypothetical Separate Tax Liability of Sub (as that term is defined in the Tax Sharing and Allocation Agreement), then Parent shall provide any such information within a reasonable period of time. Parent, and if necessary, their representatives, shall discuss and resolve all inquiries and disputes that LHT may have to the Parent's determination of the Hypothetical Separate Tax Liability of Sub. In the event Parent and LHT are unable to reach an agreement as to one or more disputed items, Parent shall determine the Hypothetical Separate Tax Liability of Sub in a manner that it believes to be in the best interests of Newco. To the extent that the correct amount of the Hypothetical Separate Tax Liability exceeds the amount that was previously paid by Newco, the Parent Group shall promptly refund such amount to Newco. To the extent that the correct amount of the Hypothetical Separate Tax Liability of Sub is less than the amount that was previously paid by Newco, Newco shall promptly pay such amount to Parent.

      LHT shall reimburse Parent for any out of pocket expenses attributable to the foregoing, including but not limited to, any reasonable fees incurred by Parent's accounting firm in connection with providing the requested information, and in participating in discussions with LHT's representatives; provided, however, if any inquiry results in a refund to Newco of part or all of the Hypothetical Separate Tax Liability of Sub that was previously paid by Newco to Parent, then LHT and Parent shall each pay fifty percent (50%) of Parent's out of pocket expenses that are attributable to such inquiry.

      12.2  LHT'S RIGHTS IN CONNECTION WITH TAX CONTROVERSIES.

      Parent shall notify LHT promptly in writing if Parent or Newco receives any material inquiry relating to Newco (including without limitation any communication, notice of proposed audit, revenue agent's report or notice of proposed adjustment) from the Taxing Authority concerning any taxable year for which Parent or Newco filed a Tax Return. Upon request, Parent shall promptly provide to LHT copies of any and all written communications to or from any Taxing Authority relating to Newco. Parent, and if necessary, their representatives, shall discuss and answer all inquiries that LHT may have regarding communications with the Taxing Authority relating to Sub. Parent shall act in a manner that it believes to be in the best interests of Newco when resolving any inquiry by a Taxing Authority relating to Newco.

                                   ARTICLE 13

                               CERTAIN GUIDELINES

      13.1  DIVIDENDS.

      Within sixty (60) days of Closing, Newco shall adopt general dividend payout targets providing for the declaration of dividends at least annually in the amount of eighty percent (80%) of available cash flow to the Shareholders. Notwithstanding, the declaration and payment of dividends by Newco (as well as its related determination of available cash flow, to the extent not inconsistent with the debt to equity ratio guideline below) shall be subject to the sole discretion of the Newco Board.

      13.2  DEBT TO EQUITY RATIO.

      Newco shall use its reasonable best efforts to maintain at all times a maximum debt to equity ratio of 3:1 (i.e. 75% of debt and 25% of equity) on a consolidated basis. Notwithstanding, the decision to incur any indebtedness by Newco above such 3:1 ratio shall be subject to the sole discretion of the Newco Board, provided such action is taken pursuant to specific resolution adopted by the Newco Board.

                                   ARTICLE 14

                             ALLOCATION OF OVERHEAD

      Subject to the provisions of the Tax Allocation and Sharing Agreement of even date, Parent agrees that there shall be no allocation of intercompany charges to Newco and its subsidiaries for expenses of Parent and/or any other Affiliate of Parent, except for charges that would otherwise be incurred by Newco or its subsidiaries on a separate company basis in the ordinary course of business. The allocable costs shall also include (i) the fair value of stock options in Parent, as determined in accordance with FASB 123, which will be issued to employees or consultants of Newco after Closing, and to a senior consultant of Newco agreed to in writing by LHT, and (ii) the fair value of contributions to Parent's 401K Plan, or subsequent equivalent plan, for employees of Newco after Closing which are made in shares of common stock of Parent in lieu of cash or other contributions. Charges incurred on a separate company basis in the ordinary course of business do not include any management fees or general corporate or administrative overhead related to Parent or its Affiliates outside of Newco, except as agreed to in writing by LHT.

                                   ARTICLE 15

                        APPROVAL OF CERTAIN TRANSACTIONS

      15.1  APPROVAL OF LHT DIRECTORS.

      From and after the Closing, Newco and/or its subsidiaries shall not take, without the affirmative vote of each of the LHT Directors, any action to cause Newco and/or any of its subsidiaries to:

      (i) alter, amend or repeal their Articles of Incorporation in a manner that would violate LHT's rights under this Agreement;

      (ii) alter, amend or repeal their Bylaws in any way that would violate LHT's rights under this Agreement;

      (iii) liquidate or dissolve Newco and/or any of its subsidiaries;

      (iv) materially change the organizational form of Newco or any of its subsidiaries or effect a material recapitalization or material reorganization of Newco or any of its subsidiaries engaged in a business in the Aerospace and Aviation Industry;

      (v) engage in any other business activities other than the research, development, production, commercialization and servicing of equipment, products, parts and systems related to the Aerospace and Aviation Industry;

      (vi) engage in any business transaction with Parent or its Affiliates on terms materially less favorable to Newco and/or its subsidiaries than Newco and/or its subsidiaries could otherwise obtain from unaffiliated parties; and

      (vii) directly, or indirectly, merge, consolidate, enter into a business combination, joint venture or other type of Investment with any other Person.

      Parent hereby agrees not to cause Newco and its subsidiaries to breach any of their obligations under this Section 15.1.

      15.2  GOOD FAITH CONSULTATION REQUIREMENT.

      Newco agrees to consult in good faith with LHT and/or the LHT Directors before Newco: (i) incurs any indebtedness, loans or guarantees or makes any capital expenditures for a project at any time in excess of $1,000,000 which is outside the ordinary course of business of Newco; or (ii) grants stock options or similar stock based interests of Parent per annum in excess of five percent (5%) of Parent's then issued and outstanding shares of common stock to Newco and its subsidiaries employees and consultants. After such good faith consultation, Newco shall have the right to make the final decision.

                                   ARTICLE 16

                                     LEGEND

      Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares shall bear the following legend:

            "NEITHER THESE SHARES, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (EACH SUCH ACTION, A "TRANSFER") UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER 30, 1997 AMONG THE ISSUER OF SUCH SECURITIES AND CERTAIN OF THE ISSUER'S SHAREHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE ISSUER AND WILL BE FURNISHED TO ANY SHAREHOLDER ON REQUEST. BY ACCEPTANCE OF THIS CERTIFICATE, EACH HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT. THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE ISSUER) OF

            COUNSEL (SATISFACTORY TO THE ISSUER) THAT REGISTRATION IS NOT REQUIRED."

      Newco shall imprint such legends on certificates evidencing Shares held by the Shareholders. Newco agrees that it shall not issue any new securities either in exchange for or upon the transfer of any Shares unless the certificates evidencing such securities (to the extent such new securities are Shares and subject to this Agreement after such transfer) are imprinted with the legend set forth above. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Shares.

                                   ARTICLE 17

                                    TRANSFERS

      17.1  TRANSFERS.

      Prior to transferring any Shares to any Person, the transferring Shareholder shall cause the prospective transferee to be bound by all the provisions of this Agreement and to execute and deliver to Newco and the other Shareholders a counterpart of this Agreement.

      17.2  TRANSFERS IN VIOLATION OF THIS AGREEMENT.

      Any transfer or attempted transfer of any Shares in violation of any provision of this Agreement shall be void, and Newco shall not record such transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.

                                   ARTICLE 18

                     ENCUMBRANCE OF NEWCO'S ASSETS BY PARENT

      Newco may grant a security interest in Newco's assets in connection with a financing in which the proceeds will be used by the Parent, but only for the limited purpose of securing a credit facility with any financial institution, provided however, that such financial institution agrees to remit to LHT, subject to the rights of the creditors of Newco, an amount equal to the percentage of the Shares of Newco then owned by LHT multiplied by any amount recovered by such financial institution upon the sale of any of Newco's assets in the event of a foreclosure.

                                   ARTICLE 19

                                  MISCELLANEOUS

      19.1  AFTER-ACQUIRED SHARES.

      All of the provisions of this Agreement shall apply to all of the Shares now owned by or which may be issued or transferred hereafter to any of the parties hereto or any Persons who are required hereby to become parties hereto in consequence of any additional issuance, purchase, exchange, conversion or reclassification of Shares, corporate reorganization, or any form of recapitalization, consolidation, merger, share split, share dividend or distribution, or transfer or which are acquired by such Person in any manner whatsoever.

      19.2  AMENDMENT AND WAIVER.

      Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the parties hereto unless such modification, amendment or waiver is approved in writing by each party hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The parties hereto agree that the addition of new parties to this Agreement (including pursuant to Article 17.1) shall not constitute a modification, amendment or waiver of this Agreement.

      19.3  SEVERABILITY.

      Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      19.4  ENTIRE AGREEMENT.

      This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior or contemporaneous negotiations, understandings, agreements, representations, proposals, discussions, and communications, whether oral or in writing with respect to the transactions contemplated hereby except for (i) the Stock Purchase Agreement, dated as of October 30, 1997, by and between HEICO, Newco and LHT; (ii) the Research and Development Cooperation Agreement, dated as of October 30, 1997, by and between Newco and LHT; (iii) the Tax Sharing Agreement, dated as of October 30, 1997 by and between HEICO and Newco and (iv) existing purchase orders entered into in the normal course of business. This Agreement may not be changed or terminated orally but may only be modified by an agreement only in writing signed by a duly authorized officer of the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought to be bound.

      19.5  SUCCESSORS AND ASSIGNS.

      Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Shareholders and their successors and assigns.

      19.6  COUNTERPARTS.

      This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      19.7  CURE PERIOD.

      It is hereby agreed and acknowledged by each Shareholder, Newco, and the Company that a violation or default by any of the parties of any or all of the covenants and/or obligations contained in this Agreement shall not be deemed a breach unless such a violation or default is not cured within thirty (30) days from written notice to the defaulting party by any other party.

      19.8  FURTHER ASSURANCES.

      The Shareholders hereby covenant and agree that if at any time after the date hereof any further action is necessary or desirable to carry out the purpose of this Agreement, they shall execute and deliver any further instruments or documents and take all such necessary action that may reasonably be requested by the other party.

      19.9  ATTORNEYS' FEES.

      If any action is taken to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to its reasonable costs and expenses, including attorneys' fees from the non-prevailing party in addition to any other relief to which that party may be entitled.

      19.10 NOTICES.

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below and to any other recipient at the address and telecopier numbers indicated on Schedule 2.1 attached hereto and to any subsequent Shareholder subject to this Agreement at such address and telecopier numbers as indicated by Newco's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

      Newco's address is:

            HEICO Aerospace Holdings Corporation
            3000 Taft Street
            Hollywood, Florida 33021
            Attention:  Eric Mendelson
            Facsimile No.: (954) 987-8228

      Company's address is:

            HEICO Aerospace Corporation
            825 Brickell Bay Drive, Suite 1644
            Miami, Florida  33131
            Attn: Victor Mendelson
            Fax No.:  (305) 374-6742

      19.11 GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      19.12 JURISDICTION; SERVICE OF PROCESS.

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties exclusively in the courts of the State of Florida, County of Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world pursuant to the rules of the court under which the action is filed in Dade County, Florida.

      19.13 DESCRIPTIVE HEADINGS.

      The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      19.14 CONSTRUCTION.

      The parties hereby acknowledge that this Agreement was initially prepared by LHT solely as a convenience and that all parties and their counsel have read and fully negotiated all the language used in this Agreement. The parties acknowledge and agree that because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of, or against any party by reason of that party's role in drafting this Agreement.

      19.15 FAILURE OF NEWCO TO RECEIVE PAYMENT UNDER THE RESEARCH AND DEVELOPMENT COOPERATION AGREEMENT.

      In the event that Newco properly draws under the letter of credit provided by LHT pursuant to Article 4 of the Research and Development Cooperation Agreement and for any reason the issuing bank refuses to make payment under such letter of credit, even if prevented to do so by a restraining order or injunction issued by a court of competent jurisdiction, Newco shall give LHT 30 days written notice of such event. In the event that LHT fails to pay or cause the payment of such letter of credit within such 30 day period, then, until such time as Newco receives full payment under the letter of credit or otherwise, including any other amounts owed by LHT pursuant to Article 4 of the Research and Development Cooperation Agreement, all the rights of LHT, but not the obligations, under Articles 3, 4, 5, 6, 7, 8, 9.2, 12, 13, and 15 of this Agreement and the right to select PMA's under Section 2.3 of the Research and Development Cooperation Agreement, shall be suspended. This suspension of rights shall be in addition to any and all remedies available to Newco for breach of such payment obligations under Article 4 of the Research and Development Cooperation Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

HEICO Aerospace Holdings Corp.                  HEICO Aerospace Corporation

By:__________________________                   By:________________________
Name:________________________                   Name:______________________
Title:_______________________                   Title:_____________________

Lufthansa Technik AG                            HEICO Corporation

By:__________________________                   By:________________________
Name:________________________                   Name:______________________
Title:_______________________                   Title:_____________________

By:__________________________
Name:________________________
Title:_______________________

                                  SCHEDULE 2.1

SHAREHOLDERS                    NUMBER OF SHARES        OWNERSHIP PERCENTAGE
------------                    ----------------        --------------------
HEICO Corporation                      800                      80%
3000 Taft Street
Hollywood, Florida 33021-4499
Attn: Eric Mendelson
Facsimile No.: (954)987-8228

LUFTHANSA TECHNIK AG                   200                      20%
Dept. HAM TV/J
P.O. Box 63 03 00
D-22313 Hamburg, Germany
Attn: Bernhard Langlotz
Facsimile No: (49-40)5707-4909